CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated June 21, 2013 on the financial statement of Royce Global Value Trust, Inc. as of June 19, 2013. Such financial statement is included in the Pre-Effective Amendment to the Registration Statement on Form N-14 of Royce Global Value Trust, Inc. We also consent to the references to the name of our Firm in the Registration Statement and Prospectus.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 24, 2013